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                                                                    EXHIBIT 99.2

AT THE COMPANY:
Paul Schmitt Chief Financial Officer
(630) 562-4720
AT CREDIT SUPPORT INTERNATIONAL:
Jim Mayer, Managing Member
(201)725-9026


FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 22, 2003

                                M-WAVE ANNOUNCES
                        DEVELOPMENT IN ITS RESTRUCTURING



WEST CHICAGO, ILL., December 22, 2003--M-Wave, Inc. (NASDAQ: MWAV), a value-added service provider of high performance circuit boards used in a variety of digital and high frequency applications sourced domestically and internationally, announced the following development in its restructuring.

BANK ONE, NA EXTENDS ITS DEMAND NOTE DUE 12-31-03
M-Wave, Inc. presently owes Bank One, NA ("Bank") $2,413,533 which by agreement is due and payable December 31, 2003. The collateral securing the obligation includes the property, plant and equipment located in West Chicago, Illinois and the property and former plant located in Bensenville, Illinois. The Company presently pays interest on this obligation at the prevailing Prime Rate. Bank One confirmed an extension for 30 days until January 31, 2004, and the company is expected to sign the revised note by yearend.

The company was unable to meet its deadline of December 31, 2003 with respect to paying off the balance. Jim Mayer, Managing Member of CSI and Chief Restructuring Advisor to M-Wave's Board said: "The extension will allow M-Wave further time to: 1.) Facilitate sale of the Bensenville collateral assets, and to 2.) Pursue strategic and financial alternatives that generate cash from its West Chicago assets."

Further details and announcements about M-Wave's restructuring and turnaround efforts are expected during the first quarter of 2004.

ABOUT M-WAVE
Established in 1988 and headquartered in the Chicago suburb of West Chicago, Illinois, M-Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M-Wave services customers like Federal Signal on digital products and Celestica-Nortel and Remec with its patented bonding technology, Flexlink IITM,and its supply chain management services including Virtual Manufacturing (VM) and the Virtual Agent Procurement Program
(VAP) whereby customers are represented in Asia either on an exclusive or occasional basis in sourcing and fulfilling high volume and technology circuit board production in Asia through the Company's Singapore office. The Company trades on the Nasdaq National market under the symbol "MWAV." Visit the Company on its web site at www.mwav.com.

ABOUT CSI
Established in 1991 by a European-American joint venture between Groupe Warrant of Belgium and DiversiCorp, Inc. of Dallas, Texas, CSI provided cross-border collateral control that linked lenders to their assets located both inside the U.S. and Western Europe. In 1998 CSI was split off from the two partner companies and evolved into a specialized consulting firm devoted to transitional and troubled middle market companies. Jim Mayer, its Managing Member, has 18 years of experience including 12 years as CEO of DiversiCorp, Inc. and has managed or directed more than 50 engagements with troubled companies and provided a variety of services directly to clients including: due diligence, workout, collateral control, corporate restructuring, bankruptcy support, cross-border secured finance and interim management. Mayer has served on several boards of directors including the Turnaround Management Association.

THIS NEWS RELEASE CONTAINS PREDICTIONS AND OTHER FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. WHILE THIS OUTLOOK REPRESENTS OUR CURRENT JUDGMENT ON THE FUTURE DIRECTION OF THE BUSINESS, SUCH RISKS AND UNCERTAINTIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE PERFORMANCE SUGGESTED ABOVE. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE FACTORS DETAILED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER REPORTS FILED BY THE COMPANY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.